As filed with the Securities and Exchange Commission on February 6, 2020

Registration No. 333-69953

Registration No. 333-93381

Registration No. 333-102816

Registration No. 333-102815

Registration No. 333-52970

Registration No. 333-61793

Registration No. 333-31475

Registration No. 033-63587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69953

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-93381

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-102816

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-102815

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-52970

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61793

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31475

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-63587

UNDER

THE SECURITIES ACT OF 1933

ARCBEST CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	71-0673405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(Address of principal executive offices, including zip code)

ARKANSAS BEST CORPORATION VOLUNTARY SAVINGS PLAN

ARKANSAS BEST CORPORATION SUPPLEMENTAL BENEFIT PLAN

2002 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION PLAN

STOCK OPTION PLAN

CAROLINA FREIGHT CORPORATION EMPLOYEE SAVINGS AND PROTECTION PLAN

COMPLETE LEASING CONCEPTS, INC. EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

IDI 401(K) PLAN

(Full title of the plan)

Michael R. Johns

Vice-President, General Counsel and Corporate Secretary

ArcBest Corporation

8401 McClure Drive

Fort Smith, Arkansas 72916

(Name and address of agent for service)

(479) 785-6000

(Telephone number, including area code, of agent for service)

Copies to

Alan J. Bogdanow

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) are being filed to deregister unsold shares of common stock, par value $0.01 per share, and deferred compensation plan interests (the “Securities”), of ArcBest Corporation, f/k/a Arkansas Best Corporation (the “Registrant” or the “Corporation”) under the Registration Statements on Form S-8 filed by the Registrant (File Nos. 333-69953, 333-93381, 333-102816, 333-102815, 333-52970, 333-61793, 333-31475, and 033-63587) (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “Commission”) pertaining to the registration of Securities offered under the Registrant’s Voluntary Savings Plan, Supplemental Benefit Plan, 2002 Stock Option Plan, Nonqualified Stock Option Plan, Stock Option Plan, Carolina Freight Corporation Employee Savings and Protection Plan, Complete Leasing Concepts, Inc. Employee Savings and Profit Sharing Plan, and IDI 401(k) Plan.

The Registrant has terminated any and all offerings of its Securities pursuant to the Registration Statements and is no longer issuing Securities under the plans covered by the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements, the Registrant hereby terminates the effectiveness of the Registration Statements and deregisters any Securities that had been reserved for issuance under the plans covered by the Registrations Statements and registered under the Registration Statements that remain unsold or unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas on January 27, 2020.

ARCBEST CORPORATION

By:	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Judy R. McReynolds	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 27, 2020
Judy R. McReynolds

/s/ David R. Cobb	Vice President — Chief Financial Officer (Principal Financial Officer)	January 27, 2020
David R. Cobb

/s/ Traci L. Sowersby	Vice President — Controller and Chief Accounting Officer (Principal Accounting Officer)	January 27, 2020
Traci L. Sowersby

/s/ Eduardo F. Conrado	Director	January 27, 2020
Eduardo F. Conrado

/s/ Fredrik J. Eliasson	Director	January 27, 2020
Fredrik J. Eliasson

/s/ Stephen E. Gorman	Director	January 27, 2020
Stephen E. Gorman

/s/ Michael P. Hogan	Director	January 27, 2020
Michael P. Hogan

/s/ William M. Legg	Director	January 27, 2020
William M. Legg

/s/ Kathleen D. McElligott	Director	January 27, 2020
Kathleen D. McElligott

/s/ Craig E. Philip	Director	January 27, 2020
Craig E. Philip

/s/ Steven L. Spinner	Director	January 27, 2020
Steven L. Spinner

/s/ Janice E. Stipp	Director	January 27, 2020
Janice E. Stipp

The Plan

Pursuant to the requirements of the Securities Act, the Corporation, in its capacity as administrator of each of the Supplemental Benefit Plan and the Voluntary Savings Plan, has duly caused these post-effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on the date indicated.

ARCBEST CORPORATION

By:	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and Corporate Secretary